EXHIBIT 21



                          SUTTER HOLDING COMPANY, INC.
                           Subsidiaries of Registrant
                                December 31, 2003

                                                                 Domicile or
                                                                 State of
Company Name                                                     Incorporation


Easton Mortgage Corporation                                       California

Progressive Lending, LLC                                          Washington